EMPIRE STATE REALTY TRUST

MARCH 2026 **SUPPLEMENTAL OPERATING AND FINANCIAL DATA**

2026

First Quarter 2026

Forward-looking Statements
This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and can generally be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “estimate,” “may,” “will,” “should,” “would,” and similar expressions.
Forward-looking statements are based on our current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others: economic and market conditions (including the impact of catastrophic events, pandemics, extreme weather, terrorism, armed hostilities, cybersecurity threats and other technology disruptions); increased costs due to tariffs or other economic factors; changes in the New York City office, retail, multifamily and tourism markets (including changes in the use of office space and remote work); leasing activity, tenant defaults, early terminations and renewals, occupancy levels and rental rates; performance of the Observatory (including tourism levels, currency and geopolitical impacts, weather and competition); interest rate volatility and capital markets conditions, including our ability to refinance, restructure or extend indebtedness; real estate valuation declines and potential impairment charges; our ability to execute capital projects and complete acquisitions on acceptable terms; risks relating to governmental regulation, environmental and climate-related requirements (including Local Law 97), and our ability to achieve sustainability goals and metrics; risks relating to our ground leases; our ability to maintain our qualification as a REIT; potential taxable gain arising from transactions structured to qualify under Section 1031; legal proceedings; and risks relating to our disclosure controls and internal control over financial reporting. For a discussion of these and other factors, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2025 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this presentation. We undertake no obligation to update or revise any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

First Quarter 2026
Supplemental Definitions

Funds From Operations
We compute Funds From Operations ("FFO") in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-off of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.
Modified Funds From Operations
Modified Funds From Operations ("Modified FFO") adds back an adjustment for any below-market ground lease amortization to traditionally defined FFO. We believe this is a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.
Core Funds From Operations
Core Funds From Operations ("Core FFO") adds back to Modified FFO the following items: loss on early extinguishment of debt, acquisition expenses, severance expenses, IPO litigation expense and interest expense associated with property in receivership. The Company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
Core Funds Available for Distribution
In addition to Core FFO, we present Core Funds Available for Distribution ("Core FAD") by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses, amortization of loss on interest rate derivative and (ii) deducting straight-line rent, amortization of debt premiums and above/below market rent revenue, and recurring capital improvements such as second generation leasing commissions, tenant improvements, prebuilts, capital expenditures and furniture, fixtures & equipment. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.
Net Operating Income and Property Cash NOI
Net Operating Income ("NOI") is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by: (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt, impairment charges and loss from derivative financial instruments, or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from NOI because it is specific to the particular financing capabilities and constraints of the owner and is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office, retail or multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly-timed purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. In some cases, the Company also presents (1) Property Cash NOI, which excludes Observatory NOI and the effects of straight-line rent, fair value lease revenue, and straight-line ground rent expense adjustment, and (2) Property Cash NOI excluding lease termination fees. Property Cash NOI is presented solely as a supplemental disclosure that management believes allows investors to compare NOI performance across periods without taking into account the effect of certain non-cash rental revenues and straight-line ground rent expense adjustment. Similar to depreciation and amortization expense, fair value lease revenues, because of historical cost accounting, may distort operating performance measures at the property level. Additionally, presenting NOI excluding the impact of straight-line rent and straight-line ground rent expense adjustment provides investors with an alternative view of operating performance at the property level that more closely reflects net cash generated in the portfolio. Presenting Property Cash NOI excluding lease termination fees provides investors with additional information that allows them to compare operating performance between periods without taking into account termination fees, which can distort the results for any given period because they generally represent multiple months or years of a tenant’s rental obligations that are paid in a lump sum in connection with a negotiated early termination of the tenant’s lease and are not reflective of the core ongoing operating performance of the Company’s portfolio. However, the usefulness of NOI, Property Cash NOI, and Property Cash NOI excluding lease termination fees is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI and Property Cash NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI and Property Cash NOI are measurements of the operating performance of our properties but do not measure our performance as a whole. These metrics therefore are not substitutes for net income as computed in accordance with GAAP. These measures should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI, Property Cash NOI or similarly titled measures and, accordingly, our measures may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

First Quarter 2026
Supplemental Definitions

Same Store
In the Company’s analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were owned by the Company throughout each period presented. The Company refers to properties acquired prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented as “Same Store”. Same Store therefore excludes properties acquired after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store. The Company’s definition of Same Store also excludes properties held-for-sale or those which we otherwise expect to dispose of in the subsequent quarter and properties placed in receivership. For mixed-use properties, all same store property NOI is represented in the property category that comprises the majority of that mixed-use property's NOI. As of March 31, 2026, Same Store excludes 86-90 North Sixth Street, which was acquired in June 2025, 41-55 North Sixth Street, which was acquired in March 2026, 130 Mercer, SoHo, NY, which was acquired in December 2025 and Metro Center, Stamford, CT, which was disposed in December 2025. Prior period Same Store NOI has been adjusted to reflect properties added to or removed from Same Store in the current period as a result of the Company’s acquisition and disposition activity, as applicable.
EBITDA and Adjusted EBITDA
We compute EBITDA as net income plus interest expense, interest expense associated with property in receivership, income taxes and depreciation and amortization. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of its financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For Adjusted EBITDA, we add back impairment charges and (gain) loss on disposition of property.
Net Debt to Adjusted EBITDA
We compute Net Debt to Adjusted EBITDA as gross debt less cash and cash equivalents divided by the trailing twelve months Adjusted EBITDA, excluding the trailing twelve months Adjusted EBITDA attributable to properties disposed of in the trailing twelve months, and including an implied annualized Adjusted EBITDA for properties acquired in the trailing twelve months that were financed, in whole or in part, with indebtedness, derived from its purchase price and Asset Value calculated in accordance with our credit facility agreement. The Company believes that the presentation of Net Debt to Adjusted EBITDA provides useful information to investors because the Company reviews Net Debt to Adjusted EBITDA as part of the management of its overall financial flexibility, capital structure and leverage based on its percentage ownership interest in all of its assets.

First Quarter 2026

COMPANY PROFILE
Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory. The Company is a recognized leader in energy efficiency and indoor environmental quality.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
Steven J. Gilbert	Director, Lead Independent Director, Chair of the Compensation Committee
S. Michael Giliberto	Director, Chair of the Audit Committee
Patricia S. Han	Director
Grant H. Hill	Director
R. Paige Hood	Director, Chair of the Finance Committee
George L. W. Malkin	Director
James D. Robinson IV	Director, Chair of the Nominating and Corporate Governance Committee
Christina Van Tassell	Director
Hannah Yang	Director

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
Christina Chiu	President
Thomas P. Durels	Executive Vice President, Real Estate
Steve Horn	Executive Vice President, Chief Financial Officer

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	IR@esrtreit.com	Trading Symbol: ESRT
New York, NY 10120
www.esrtreit.com
(212) 687-8700

RESEARCH COVERAGE

BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Citi	Seth Bergey	(212) 816-2066	seth.bergey@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Dylan Burzinski	(949) 640-8780	dburzinski@greenstreetadvisors.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com
Wolfe Research	Ally Yaseen	(646) 582-9253	ayaseen@wolferesearch.com

First Quarter 2026
Condensed Consolidated Balance Sheet
(unaudited and dollars in thousands)

Assets	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Real estate properties, at cost	$4,267,420	$4,205,907	$3,940,755	$3,903,950	$3,825,422
Less: accumulated depreciation	(1,400,827)	(1,366,829)	(1,381,726)	(1,341,144)	(1,306,924)
Real estate properties, net	2,866,593	2,839,078	2,559,029	2,562,806	2,518,498
Cash and cash equivalents	68,820	132,657	154,113	94,643	187,823
Restricted cash	37,326	33,854	43,642	42,084	49,589
Tenant and other receivables	23,667	22,063	27,416	28,124	29,071
Deferred rent receivables	261,275	255,270	259,070	255,272	252,299
Prepaid expenses and other assets	62,849	93,355	58,679	85,083	64,233
Deferred costs, net	262,212	267,682	177,307	181,694	181,802
Acquired below-market ground leases, net	303,621	305,579	307,537	309,495	311,452
Right of use assets	27,882	27,944	28,007	28,070	28,134
Goodwill	491,479	491,479	491,479	491,479	491,479
Total assets	$4,405,724	$4,468,961	$4,106,279	$4,078,750	$4,114,380

Liabilities and Equity
Mortgage notes payable, net	$621,392	$619,269	$691,046	$691,440	$691,816
Senior unsecured notes, net	1,270,909	1,270,668	1,097,498	1,097,355	1,097,212
Unsecured term loan facility, net	336,972	336,794	268,959	268,883	268,807
Unsecured revolving credit facility	90,000	145,000	—	—	—
Accounts payable and accrued expenses	111,918	120,150	111,732	104,315	135,298
Acquired below-market leases, net	37,948	39,767	15,875	17,081	18,306
Ground lease liabilities	27,882	27,944	28,007	28,070	28,134
Deferred revenue and other liabilities	57,601	59,901	64,191	55,343	61,888
Tenants' security deposits	26,964	27,276	30,751	27,015	27,044
Total liabilities	2,581,586	2,646,769	2,308,059	2,289,502	2,328,505
Total equity	1,824,138	1,822,192	1,798,220	1,789,248	1,785,875
Total liabilities and equity	$4,405,724	$4,468,961	$4,106,279	$4,078,750	$4,114,380

First Quarter 2026
Condensed Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Revenues
Rental revenue (1)	$166,105	$159,721	$158,410	$153,540	$154,542
Observatory revenue	18,510	35,232	36,037	33,899	23,161
Lease termination fees	1,356	—	—	464	—
Third-party management and other fees	277	240	404	408	431
Other revenue and fees	4,077	4,031	2,879	2,939	1,932
Total revenues	190,325	199,224	197,730	191,250	180,066
Operating expenses
Property operating expenses	47,744	47,817	46,957	44,880	45,060
Ground rent expenses	2,331	2,332	2,331	2,332	2,331
General and administrative expenses	18,093	18,474	18,743	18,685	16,940
Observatory expenses	7,868	10,787	9,510	9,822	8,118
Real estate taxes	34,613	33,842	33,241	32,607	33,050
Depreciation and amortization	50,219	50,566	47,615	47,802	48,779
Total operating expenses	160,868	163,818	158,397	156,128	154,278
Total operating income	29,457	35,406	39,333	35,122	25,788
Other income (expense)
Interest income	613	1,949	1,146	1,867	3,786
Interest expense	(28,137)	(25,880)	(25,189)	(25,126)	(26,938)
Interest expense associated with property in receivership	—	—	—	—	(647)
Loss on early extinguishment of debt	—	(97)	—	—	—
Gain on disposition of property	—	21,848	—	—	13,170
Income before income taxes	1,933	33,226	15,290	11,863	15,159
Income tax (expense) benefit	1,062	(1,054)	(1,645)	(478)	619
Net income	2,995	32,172	13,645	11,385	15,778
Net income attributable to non-controlling interests:
Non-controlling interests in the Operating Partnership	(710)	(11,446)	(4,610)	(3,815)	(5,508)
Private perpetual preferred unit distributions	(1,050)	(1,050)	(1,050)	(1,051)	(1,050)
Net income attributable to common stockholders	$1,235	$19,676	$7,985	$6,519	$9,220

Weighted average common shares outstanding
Basic	170,673	168,693	169,250	168,368	167,181
Diluted	269,348	270,328	270,357	269,951	269,529

Earnings per share attributable to common stockholders
Basic	$0.01	$0.12	$0.05	$0.04	$0.06
Diluted	$0.01	$0.12	$0.05	$0.04	$0.05

Dividends per share	$0.035	$0.035	$0.035	$0.035	$0.035
Note:
(1) The following table reflects the components of rental revenue:

	Three Months Ended
Rental Revenue	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Base rent	$144,296	$138,956	$136,371	$133,987	$136,096
Billed tenant expense reimbursement	21,809	20,765	22,039	19,553	18,446
Total rental revenue	$166,105	$159,721	$158,410	$153,540	$154,542
The preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

First Quarter 2026
FFO, Modified FFO, Core FFO, Core FAD and EBITDA
(unaudited and in thousands, except per share amounts)

	Three Months Ended
Reconciliation of Net Income to FFO, Modified FFO, and Core FFO	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net Income	$2,995	$32,172	$13,645	$11,385	$15,778
Preferred unit distributions	(1,050)	(1,050)	(1,050)	(1,051)	(1,050)
Real estate depreciation and amortization	49,292	49,689	46,741	46,921	47,871
Gain on disposition of property	—	(21,848)	—	—	(13,170)
FFO attributable to common stockholders and the Operating Partnership	51,237	58,963	59,336	57,255	49,429
Amortization of below-market ground lease	1,958	1,958	1,957	1,958	1,958
Modified FFO attributable to common stockholders and the Operating Partnership	53,195	60,921	61,293	59,213	51,387
Interest expense associated with property in receivership	—	—	—	—	647
Loss on early extinguishment of debt	—	97	—	—	—
IPO litigation expense(1)	—	632	—	—	—
Core FFO attributable to common stockholders and the Operating Partnership	$53,195	$61,650	$61,293	$59,213	$52,034

Total weighted average shares and Operating Partnership units
Basic	268,792	266,825	266,963	266,899	267,073
Diluted	269,348	270,328	270,357	269,951	269,529

FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.19	$0.22	$0.22	$0.21	$0.19
Diluted	$0.19	$0.22	$0.22	$0.21	$0.18

Modified FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.20	$0.23	$0.23	$0.22	$0.19
Diluted	$0.20	$0.23	$0.23	$0.22	$0.19
Core FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.20	$0.23	$0.23	$0.22	$0.19
Diluted	$0.20	$0.23	$0.23	$0.22	$0.19
(1) Included as a component of general and administrative expenses in the accompanying condensed consolidated statements of operations.

Reconciliation of Core FFO to Core FAD
Core FFO	$53,195	$61,650	$61,293	$59,213	$52,034
Add:
Amortization of deferred financing costs	1,262	1,172	1,082	1,080	1,094
Non-real estate depreciation and amortization	927	877	874	880	908
Amortization of non-cash compensation expense	5,872	6,807	6,484	6,900	4,980
Amortization of loss on interest rate derivative	1,385	1,386	1,385	1,386	1,386
Deduct:
Straight-line rental revenues, above/below market rent, and other non-cash adjustments	(8,201)	(5,380)	(5,832)	(4,913)	(6,407)
Corporate capital expenditures	(264)	(772)	(218)	(234)	(83)
Tenant improvements - second generation	(13,159)	(21,406)	(15,979)	(36,890)	(39,304)
Building improvements - second generation	(4,765)	(4,704)	(5,571)	(7,868)	(5,770)
Leasing commissions - second generation	(3,722)	(8,730)	(3,144)	(7,605)	(7,629)
Core FAD	$32,530	$30,900	$40,374	$11,949	$1,209

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$2,995	$32,172	$13,645	$11,385	$15,778
Interest expense	28,137	25,880	25,189	25,126	26,938
Interest expense associated with property in receivership	—	—	—	—	647
Income tax expense (benefit)	(1,062)	1,054	1,645	478	(619)
Depreciation and amortization	50,219	50,566	47,615	47,802	48,779
EBITDA	80,289	109,672	88,094	84,791	91,523
Gain on disposition of property	—	(21,848)	—	—	(13,170)
Adjusted EBITDA	$80,289	$87,824	$88,094	$84,791	$78,353

First Quarter 2026
Highlights
(unaudited and dollars and shares in thousands, except per share amounts)

	Three Months Ended
Office and Retail Metrics:	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total rentable square footage(1)	8,340,647	8,324,766	8,603,750	8,611,559	8,617,292
Percent occupied (1)(2)	88.2%	90.3%	90.0%	89.2%	87.9%
Percent leased (1)(3)	93.2%	93.6%	92.6%	93.1%	92.5%
Multifamily Metrics:
Total number of units	743	743	743	743	732
Percent occupied	96.4%	97.8%	98.6%	98.6%	99.0%

Same Store Property Cash Net Operating Income (NOI) - excluding lease termination fees:
Office portfolio	$64,606	$64,863	$64,715	$63,589	$61,548
Retail portfolio	4,516	4,338	4,136	3,950	4,136
Multifamily portfolio	5,068	5,128	5,284	5,173	4,643
Total Same Store Property Cash NOI, excluding lease termination fees	$74,190	$74,329	$74,135	$72,712	$70,327
Observatory Metrics:
Observatory NOI	$10,642	$24,445	$26,527	$24,077	$15,043
Number of visitors (4)	350,000	618,000	648,000	629,000	428,000
Change in visitors year-over-year	(18.2)%	(13.9)%	(10.9)%	(2.9)%	(11.8)%
Ratios:
Debt to Total Market Capitalization (5)	60.0%	55.7%	48.2%	46.9%	47.8%
Net Debt to Total Market Capitalization (5)	59.2%	54.3%	46.3%	45.8%	45.4%
Debt and Perpetual Preferred Units to Total Market Capitalization (5)	62.2%	57.8%	50.3%	49.0%	49.8%
Net Debt and Perpetual Preferred Units to Total Market Capitalization (5)	61.6%	56.4%	48.5%	47.8%	47.5%
Debt to Adjusted EBITDA (6)	6.5x	6.7x	6.0x	5.8x	5.8x
Net Debt to Adjusted EBITDA (6)	6.3x	6.3x	5.6x	5.6x	5.2x
Core FFO Payout Ratio (7)	18%	16%	16%	16%	19%
Core FAD Payout Ratio (8)	30%	32%	24%	82%	805%
Core FFO per share - diluted	$0.20	$0.23	$0.23	$0.22	$0.19
Diluted weighted average shares	269,348	270,328	270,357	269,951	269,529
Class A common stock price at quarter end	$5.20	$6.52	$7.66	$8.09	$7.82
Dividends declared and paid per share	$0.035	$0.035	$0.035	$0.035	$0.035
Dividends per share - annualized	$0.14	$0.14	$0.14	$0.14	$0.14
Dividend yield (9)	2.7%	2.1%	1.8%	1.7%	1.8%
Series 2014 Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560	1,560	1,560	1,560	1,560
Series 2019 Private Perpetual Preferred Units outstanding ($13.52 liquidation value)	4,664	4,664	4,664	4,664	4,664
Class A common stock	171,089	169,523	168,970	168,301	167,094
Class B common stock (10)	970	972	972	975	976
Operating partnership units	110,971	107,225	108,674	109,308	110,662
Total common stock and operating partnership units outstanding (11)	283,030	277,720	278,616	278,584	278,732
Notes:
(1) Rentable square footage, occupied percentage, and leased percentage excludes approximately 15,000 square feet of space under redevelopment related to the June 2025 acquisition of 86-90 North 6th Street, approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, which will be redeveloped, and approximately 22,000 square feet related to the March 2026 acquisition of 41-55 North 6th Street, which is newly constructed and currently vacant.
(2) Based on leases signed and commenced as of end of period. Percent occupied excludes storage and broadcasting space.
(3) Represents occupancy and includes signed leases not commenced. Percent leased excludes storage and broadcasting space.
(4) Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(5) Market capitalization represents the sum of (i) Company's common stock per share price as of period end multiplied by the total outstanding number of shares of common stock and operating partnership units as of period end, (ii) the number of Series 2014 perpetual preferred units at period end multiplied by $16.62, (iii) the number of Series 2019 perpetual preferred units at period end multiplied by $13.52, and (iv) our outstanding indebtedness as of period end.
(6) Calculated based on trailing twelve months Adjusted EBITDA, excluding the trailing twelve months Adjusted EBITDA attributable to properties disposed of in the trailing twelve months, and including an implied annualized Adjusted EBITDA for properties acquired in the trailing twelve months that were financed, in whole or in part, with indebtedness, derived from its purchase price and Asset Value calculated in accordance with our credit facility agreement.
(7) Represents the amount of Core FFO paid out in distributions.
(8) Quarterly Core FAD may fluctuate significantly due to the timing of capital expenditures and leasing commission costs.
(9) Based on the closing price per share of Class A common stock as of the period end.
(10) We have two classes of common stock as a means to give our OP Unit holders voting rights in the public company that correspond to their economic interest in the combined entity. A one-time option was created at our formation transactions for any pre-IPO OP Unit holder to exchange one OP Unit out of every 50 OP Units they owned for one Class B share, and such Class B share carries 50 votes to the extent such holder continues to hold 49 OP units for every Class B share.
(11) Represents fully diluted common stock and operating partnership units as it includes unvested restricted stock and unvested LTIP units.

First Quarter 2026
Property Summary - Same Store NOI
(unaudited and dollars in thousands)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Same Store Portfolio(1)
Revenues	$160,290	$159,453	$157,665	$153,495	$153,318
Operating expenses	(82,424)	(82,104)	(80,035)	(78,195)	(78,831)
Same store property NOI	77,866	77,349	77,630	75,300	74,487
Straight-line rent	(5,018)	(4,156)	(4,631)	(3,707)	(5,319)
Above/below-market rent revenue amortization	(616)	(822)	(821)	(839)	(799)
Below-market ground lease amortization	1,958	1,958	1,957	1,958	1,958
Total same store property cash NOI - excluding lease termination fees	$74,190	$74,329	$74,135	$72,712	$70,327

Percent change over prior year	5.5%	2.0%	2.3%	(2.4)%	0.4%

Total same store property cash NOI - excluding lease termination fees	$74,190	$74,329	$74,135	$72,712	$70,327
Lease termination fees	1,356	—	—	464	—
Total same store property cash NOI	$75,546	$74,329	$74,135	$73,176	$70,327

Same Store Office(1),(2)
Revenues	$143,199	$142,004	$140,613	$136,543	$136,408
Operating expenses	(75,477)	(74,883)	(73,102)	(71,336)	(71,598)
Same store property NOI	67,722	67,121	67,511	65,207	64,810
Straight-line rent	(4,601)	(3,605)	(4,143)	(2,947)	(4,633)
Above/below-market rent revenue amortization	(473)	(611)	(610)	(629)	(587)
Below-market ground lease amortization	1,958	1,958	1,957	1,958	1,958
Total same store property cash NOI - excluding lease termination fees	64,606	64,863	64,715	63,589	61,548
Lease termination fees	1,356	—	—	464	—
Total same store property cash NOI	$65,962	$64,863	$64,715	$64,053	$61,548

Same Store Retail(1)
Revenues	$7,149	$7,294	$6,972	$7,106	$7,264
Operating expenses	(2,046)	(2,200)	(2,147)	(2,194)	(2,240)
Same store property NOI	5,103	5,094	4,825	4,912	5,024
Straight-line rent	(388)	(487)	(420)	(693)	(619)
Above/below-market rent revenue amortization	(199)	(269)	(269)	(269)	(269)
Below-market ground lease amortization	—	—	—	—	—
Total same store property cash NOI - excluding lease termination fees	4,516	4,338	4,136	3,950	4,136
Lease termination fees	—	—	—	—	—
Total same store property cash NOI	$4,516	$4,338	$4,136	$3,950	$4,136

Same Store Multifamily(1),(3)
Revenues	$9,942	$10,155	$10,080	$9,846	$9,646
Operating expenses	(4,901)	(5,021)	(4,786)	(4,665)	(4,993)
Same store property NOI	5,041	5,134	5,294	5,181	4,653
Straight-line rent	(29)	(64)	(68)	(67)	(67)
Above/below-market rent revenue amortization	56	58	58	59	57
Below-market ground lease amortization	—	—	—	—	—
Total same store property cash NOI - excluding lease termination fees	5,068	5,128	5,284	5,173	4,643
Lease termination fees	—	—	—	—	—
Total same store property cash NOI	$5,068	$5,128	$5,284	$5,173	$4,643
Notes:
(1) Revenues include the same-store portion of Rental revenue and Other revenue and fees. Operating expenses include the same-store portion of Property operating expenses, Ground rent expenses, and Real estate taxes.
(2) Includes 472,724 rentable square feet of retail space in nine of the Company’s Same Store office properties.
(3) Includes 25,887 rentable square feet of retail space in the Company’s multifamily properties.

First Quarter 2026
Same Store NOI
(unaudited and dollars in thousands)

	Three Months Ended
Reconciliation of Net Income to Cash NOI and Same Store Cash NOI	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net income	$2,995	$32,172	$13,645	$11,385	$15,778
Add:
General and administrative expenses	18,093	18,474	18,743	18,685	16,940
Depreciation and amortization	50,219	50,566	47,615	47,802	48,779
Interest expense	28,137	25,880	25,189	25,126	26,938
Interest expense associated with property in receivership	—	—	—	—	647
Loss on early extinguishment of debt	—	97	—	—	—
Income tax expense (benefit)	(1,062)	1,054	1,645	478	(619)
Less:
Gain on disposition of property	—	(21,848)	—	—	(13,170)
Third-party management and other fees	(277)	(240)	(404)	(408)	(431)
Interest income	(613)	(1,949)	(1,146)	(1,867)	(3,786)
Net operating income	97,492	104,206	105,287	101,201	91,076
Straight-line rent	(7,209)	(4,320)	(4,688)	(3,748)	(5,283)
Above/below-market rent revenue amortization	(670)	(737)	(821)	(840)	(798)
Below-market ground lease amortization	1,958	1,958	1,957	1,958	1,958
Total cash NOI - including Observatory and lease termination fees	91,571	101,107	101,735	98,571	86,953
Less: Observatory NOI	(10,642)	(24,445)	(26,527)	(24,077)	(15,043)
Less: cash NOI from non-Same Store properties	(5,383)	(2,333)	(1,073)	(1,318)	(1,583)
Total Same Store property cash NOI - including lease termination fees	75,546	74,329	74,135	73,176	70,327
Less: Lease termination fees	(1,356)	—	—	(464)	—
Total Same Store property cash NOI - excluding Observatory and lease termination fees	$74,190	$74,329	$74,135	$72,712	$70,327

First Quarter 2026
Property Summary - Leasing Activity by Quarter
(unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total Office and Retail Portfolio(1)
Total leases executed	11	27	16	22	20
Weighted average lease term	12.2 years	6.7 years	8.1 years	9.9 years	8.4 years
Average free rent period	13.9 months	2.9 months	6.0 months	7.6 months	7.8 months

Office
Total square footage executed	90,687	333,451	71,859	221,776	229,367
Average starting cash rent psf - leases executed	$59.46	$73.63	$69.97	$71.21	$66.43
Previously escalated cash rents psf	$55.66	$69.20	$67.33	$63.50	$60.63
Percentage of new cash rent over previously escalated rents	6.8%	6.4%	3.9%	12.1%	9.6%

Retail
Total square footage executed	22,797	125,022	16,021	10,332	1,181
Average starting cash rent psf - leases executed	$135.49	$81.43	$128.33	$268.92	$193.00
Previously escalated cash rents psf	$137.03	$83.81	$145.48	$316.28	$183.74
Percentage of new cash rent over previously escalated rents	(1.1)%	(2.8)%	(11.8)%	(15.0)%	5.0%

Total Office and Retail Portfolio
Total square footage executed	113,484	458,473	87,880	232,108	230,548
Average starting cash rent psf - leases executed	$74.73	$75.61	$80.61	$80.01	$67.08
Previously escalated cash rents psf	$72.01	$72.90	$81.57	$74.75	$61.27
Percentage of new cash rent over previously escalated rents	3.8%	3.7%	(1.2)%	7.0%	9.5%

Leasing commission costs per square foot	$32.21	$21.53	$33.24	$31.62	$22.39
Tenant improvement costs per square foot	104.97	33.61	59.60	86.85	47.92
Total LC and TI per square foot(2)	$137.18	$55.14	$92.84	$118.47	$70.31
Total LC and TI per square foot per year of weighted average lease term	$11.24	$8.25	$11.48	$11.93	$8.34
Occupancy(3),(4)	88.2%	90.3%	90.0%	89.2%	87.9%

Manhattan Office Portfolio
Total leases executed	9	18	14	18	18

Office - New Leases
Total square footage executed	83,397	106,311	26,430	202,499	43,184
Average starting cash rent psf - leases executed	$58.54	$70.97	$68.56	$72.28	$69.13
Previously escalated cash rents psf	$55.27	$62.55	$67.69	$63.11	$66.77
Percentage of new cash rent over previously escalated rents	5.9%	13.5%	1.3%	14.5%	3.5%

Office - Renewal Leases(1)
Current Renewals	7,290	14,542	30,907	19,277	177,328
Early Renewals	—	212,598	14,522	—	—
Total square footage executed	7,290	227,140	45,429	19,277	177,328
Average starting cash rent psf - leases executed	$70.00	$74.88	$70.80	$59.97	$66.62
Previously escalated cash rents psf	$60.19	$72.31	$67.11	$67.51	$59.35
Percentage of new cash rent over previously escalated rents	16.3%	3.6%	5.5%	(11.2)%	12.3%

Total Manhattan Office Portfolio
Total square footage executed	90,687	333,451	71,859	221,776	220,512
Average starting cash rent psf - leases executed	$59.46	$73.63	$69.97	$71.21	$67.11
Previously escalated cash rents psf	$55.66	$69.20	$67.33	$63.50	$60.80
Percentage of new cash rent over previously escalated rents	6.8%	6.4%	3.9%	12.1%	10.4%

Leasing commission costs per square foot	$23.49	$14.38	$20.16	$28.97	$22.47
Tenant improvement costs per square foot	105.06	36.36	47.79	89.60	49.50
Total LC and TI per square foot(2)	$128.55	$50.74	$67.95	$118.57	$71.97
Total LC and TI per square foot per year of weighted average lease term	$12.30	$10.01	$10.76	$11.79	$8.41
Occupancy(3),(4)	87.9%	89.9%	90.3%	89.5%	88.1%
(Table continued on next page)

First Quarter 2026
Property Summary - Leasing Activity by Quarter - (Continued)
(unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Retail Portfolio
Total leases executed	2	9	2	4	1
Total square footage executed	22,797	125,022	16,021	10,332	1,181
Average starting cash rent psf - leases executed	$135.49	$81.43	$128.33	$268.92	$193.00
Previously escalated cash rents psf	$137.03	$83.81	$145.48	$316.28	$183.74
Percentage of new cash rent over previously escalated rents	(1.1)%	(2.8)%	(11.8)%	(15.0)%	5.0%

Leasing commission costs per square foot	$66.91	$40.58	$91.92	$88.59	$63.04
Tenant improvement costs per square foot	104.62	26.29	112.59	27.88	—
Total LC and TI per square foot(2)	$171.53	$66.87	$204.51	$116.47	$63.04
Total LC and TI per square foot per year of weighted average lease term	$8.95	$6.09	$12.74	$16.15	$6.25
Occupancy(3),(4)	91.2%	94.4%	92.8%	91.7%	91.2%

Multifamily Portfolio
Percent occupied	96.4%	97.8%	98.6%	98.6%	99.0%
Total number of units	743	743	743	743	732
Notes:
(1) Includes Early Renewals which are leases that were signed over two years prior to the lease expiration.
(2) Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they are paid.
(3) All occupancy rates exclude broadcasting and storage space.
(4) As applicable, excludes approximately 15,000 square feet of retail space under redevelopment related to the June 2025 acquisition of 86-90 North 6th Street, approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, which will be redeveloped, and approximately 22,000 square feet of retail space related to the March 2026 acquisition of 41-55 North 6th Street, which is newly constructed and currently vacant.

First Quarter 2026
Commercial Property Detail
(unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2),(3)	Percent Leased (3),(4)	Annualized Rent (5)	Annualized Rent per Occupied Square Foot (6)	Number of Leases (7)
Office (8)
The Empire State Building	Penn Station -Times Sq. South	2,710,631	88.4%	96.1%	$174,606,185	$73.43	146
One Grand Central Place	Grand Central	1,243,797	83.1%	91.1%	68,200,625	66.09	113
250 West 57th Street	Columbus Circle - West Side	476,847	82.9%	84.2%	27,545,350	69.80	29
501 Seventh Avenue	Penn Station -Times Sq. South	458,767	76.0%	84.2%	19,862,426	56.85	13
Broadway Campus
1400 Broadway (9)	Penn Station -Times Sq. South	917,281	92.9%	96.8%	54,675,770	64.22	17
111 West 33rd Street (10)	Penn Station -Times Sq. South	639,629	94.8%	94.8%	43,822,663	72.26	21
1359 Broadway	Penn Station -Times Sq. South	456,634	86.3%	86.3%	24,043,818	61.17	29
1350 Broadway (11)	Penn Station -Times Sq. South	384,128	96.8%	97.8%	22,786,320	61.41	50
1333 Broadway	Penn Station -Times Sq. South	297,126	89.8%	89.8%	15,760,696	59.09	11
Total Broadway Campus		2,694,798	92.5%	93.9%	161,089,267	64.73	128
Total/Weighted Average Office Properties		7,584,840	87.9%	93.0%	451,303,853	67.94	429

Retail Properties (8)
North Sixth Street Collection(12)	Williamsburg - Brooklyn	87,355	85.0%	97.5%	11,067,378	149.06	15
The Empire State Building	Penn Station -Times Sq. South	85,455	52.8%	77.6%	5,712,959	126.52	10
One Grand Central Place	Grand Central	70,780	100.0%	100.0%	8,711,268	123.08	12
250 West 57th Street	Columbus Circle - West Side	63,443	94.8%	94.8%	9,411,484	156.43	7
1542 Third Avenue	Upper East Side	58,161	100.0%	100.0%	3,097,164	53.25	4
10 Union Square East	Union Square	58,049	88.2%	88.2%	8,131,204	158.79	8
1010 Third Avenue	Upper East Side	28,243	100.0%	100.0%	3,077,783	108.98	1
501 Seventh Avenue	Penn Station - Times Sq. South	27,213	89.4%	89.4%	1,810,632	74.44	8
77 West 55th Street	Midtown	25,388	100.0%	100.0%	2,081,126	81.97	3
561 10th Avenue	Hudson Yards	11,822	100.0%	100.0%	1,783,483	150.86	2
298 Mulberry Street	NoHo	10,365	100.0%	100.0%	1,984,904	191.50	1
345 East 94th Street	Upper East Side	3,700	100.0%	100.0%	276,126	74.63	1
Broadway Campus
112 West 34th Street(10)	Penn Station -Times Sq. South	93,057	100.0%	100.0%	26,022,498	279.64	4
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	100.0%	10,507,517	156.83	4
1359 Broadway	Penn Station -Times Sq. South	29,247	99.4%	99.4%	2,273,059	78.16	5
1350 Broadway (11)	Penn Station -Times Sq. South	19,511	100.0%	100.0%	4,140,247	212.20	6
1400 Broadway (9)	Penn Station -Times Sq. South	17,017	100.0%	100.0%	2,094,293	123.07	7
Total Broadway Campus		225,833	99.9%	99.9%	45,037,614	199.57	26
Total/Weighted Average Retail Properties		755,807	91.2%	95.4%	102,183,125	148.26	98

Portfolio Total		8,340,647	88.2%	93.2%	$553,486,978	$75.49	527
Notes:
(1) Excludes (i) 174,578 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 85,334 square feet of space attributable to the Company's Observatory, and (iii) square footage related to the Company's residential units.
(2) Based on leases signed and commenced as of March 31, 2026.
(3) Percent occupied and percent leased exclude 109,961 rentable square feet of broadcasting and storage space.
(4) Includes occupied space plus leases signed but not commenced as of March 31, 2026.
(5) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6) Represents annualized rent under leases commenced as of March 31, 2026 divided by occupied square feet.
(7) Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(8) Excludes approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, which will be redeveloped. As of March 31, 2026, the percent occupied and percent leased were 70.6%, which was comprised of 68.3% for office space and 100% for retail space.
(9) Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 38 years (expiring December 31, 2063).
(10) Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 51 years (expiring June 10, 2077).
(11) Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 24 years (expiring July 31, 2050).
(12) Excludes approximately 15,000 square feet of space related to the June 30, 2025 acquisition of 86-90 North 6th Street, which is under redevelopment. As of March 31, 2026, the percent occupied and percent leased were 0% and 49.5%, respectively. In addition, excludes approximately 22,000 square feet related to the March 2026 acquisition of 41-55 North 6th Street, which is newly constructed and currently vacant.

First Quarter 2026
Total Portfolio Expirations and Vacates Summary
(unaudited and in square feet)

	Actual	Forecast (1)			Forecast (1)	Forecast (1)
	Three Months Ended
Total Office and Retail Portfolio (2),(3)	March 31, 2026	June 30, 2026	September 30, 2026	December 31, 2026	Apr. to Dec. 2026	Full Year 2027
Total expirations	145,253	108,505	85,465	168,884	362,854	603,425
Less: broadcasting	—	(906)	(511)	—	(1,417)	(7,247)
Office and retail expirations	145,253	107,599	84,954	168,884	361,437	596,178

Renewals & relocations (4)	71,644	41,402	38,290	3,889	83,581	56,904
New leases (5)	16,893	32,571	3,429	16,321	52,321	59,869
Vacates (6)	56,716	33,626	37,177	138,235	209,038	315,331
Unknown (7)	—	—	6,058	10,439	16,497	164,074
Total Office and Retail Portfolio expirations and vacates	145,253	107,599	84,954	168,884	361,437	596,178

Office Portfolio (3)
Total expirations	139,815	108,505	74,305	168,531	351,341	588,945
Less: broadcasting	—	(906)	(511)	—	(1,417)	(7,247)
Office expirations	139,815	107,599	73,794	168,531	349,924	581,698

Renewals & relocations (4)	71,644	41,402	38,290	3,889	83,581	50,128
New leases (5)	11,455	32,571	—	16,321	48,892	59,869
Vacates (6)	56,716	33,626	29,446	138,235	201,307	307,627
Unknown (7)	—	—	6,058	10,086	16,144	164,074
Total expirations and vacates	139,815	107,599	73,794	168,531	349,924	581,698

Retail Portfolio
Retail expirations	5,438	—	11,160	353	11,513	14,480

Renewals & relocations (4)	—	—	—	—	—	6,776
New leases (5)	5,438	—	3,429	—	3,429	—
Vacates (6)	—	—	7,731	—	7,731	7,704
Unknown (7)	—	—	—	353	353	—
Total expirations and vacates	5,438	—	11,160	353	11,513	14,480
Notes:
(1) These forecasts, which are subject to change, are based on management's current expectations, including, among other things, discussions with and other information provided by tenants as well as management's analyses of past historical trends.
(2) Any lease on month-to-month or short-term will re-appear in "Actual" in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. "Forecast" avoids double counting.
(3) Includes in-place leases at 130 Mercer Street which was acquired in December 2025 and will be redeveloped.
(4) For forecasted periods, “Renewals & relocations” includes the following: tenants renew their existing leases in all or a portion of their current spaces; tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2026; and tenants who move within a building or within the Company's portfolio.
(5) For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. There may be downtime between the lease expiration and the new lease commencement.
(6) For forecasted periods, “Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option; leases that the Company decides not to renew at the end of tenants' existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.
(7) For forecasted periods, "Unknown" represents tenants whose intentions are unknown.

First Quarter 2026
Tenant Lease Expirations
(unaudited)

Total Office and Retail Lease Expirations(1)	Number of Leases Expiring(2)	Rentable Square Feet Expiring(3)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent(4)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	735,226	8.4%	$—	—%	$—
Signed leases not commenced	21	422,667	4.8%	—	—%	—
1Q 2026(5)	6	28,097	0.3%	1,829,659	0.3%	65.12
2Q 2026	9	87,620	1.0%	5,353,130	0.9%	61.09
3Q 2026	17	85,465	1.0%	5,337,339	0.9%	62.45
4Q 2026	19	168,884	1.9%	10,776,899	1.8%	63.81
Total 2026	51	370,066	4.2%	23,297,027	3.9%	62.95
1Q 2027	15	66,318	0.8%	5,417,896	0.9%	81.70
2Q 2027	16	119,136	1.4%	9,109,476	1.6%	76.46
3Q 2027	21	111,856	1.3%	7,299,226	1.2%	65.26
4Q 2027	23	306,115	3.5%	17,350,219	3.0%	56.68
Total 2027	75	603,425	7.0%	39,176,817	6.7%	64.92
2028	61	846,215	9.6%	53,480,888	9.1%	63.20
2029	69	749,143	8.5%	66,799,536	11.4%	89.17
2030	56	697,606	8.0%	53,301,011	9.1%	76.41
2031	44	255,036	2.9%	29,332,212	5.0%	115.01
2032	29	381,443	4.3%	29,574,319	5.1%	77.53
2033	43	323,709	3.7%	28,469,104	4.9%	87.95
2034	24	383,835	4.4%	36,569,739	6.2%	95.27
2035	25	467,738	5.3%	33,617,488	5.7%	71.87
2036	24	949,178	10.8%	72,002,712	12.3%	75.86
Thereafter	32	1,587,129	18.1%	119,825,000	20.6%	75.50
Total	554	8,772,416	100.0%	$585,445,853	100.0%	$76.89

Office Properties(1), (6)
Available	—	670,944	8.4%	$—	—%	$—
Signed leases not commenced	17	384,114	4.8%	—	—%	—
1Q 2026(5)	6	28,097	0.4%	1,829,659	0.4%	65.12
2Q 2026	9	87,620	1.1%	5,353,130	1.1%	61.09
3Q 2026	15	74,305	0.9%	4,584,522	1.0%	61.70
4Q 2026	18	168,531	2.1%	10,776,899	2.3%	63.95
Total 2026	48	358,553	4.5%	22,544,210	4.8%	62.88
1Q 2027	13	55,298	0.7%	3,901,139	0.8%	70.55
2Q 2027	15	115,963	1.5%	7,919,601	1.7%	68.29
3Q 2027	21	111,856	1.4%	7,299,226	1.5%	65.26
4Q 2027	22	305,828	3.8%	17,293,016	3.7%	56.54
Total 2027	71	588,945	7.4%	36,412,982	7.7%	61.83
2028	57	834,805	10.5%	51,681,310	11.0%	61.91
2029	56	622,687	7.8%	41,762,526	8.9%	67.07
2030	45	667,138	8.4%	45,989,878	9.8%	68.94
2031	33	180,322	2.3%	13,310,864	2.8%	73.82
2032	23	344,120	4.3%	25,776,777	5.5%	74.91
2033	28	264,794	3.3%	17,389,134	3.7%	65.67
2034	16	343,747	4.3%	25,518,088	5.4%	74.24
2035	20	458,489	5.8%	32,110,175	6.8%	70.03
2036	17	873,421	11.0%	67,003,413	14.2%	76.71
Thereafter	18	1,360,527	17.2%	92,178,792	19.4%	67.75
Total Office properties	449	7,952,606	100.0%	$471,678,149	100.0%	$68.38
(Table continued on next page)

First Quarter 2026
Tenant Lease Expirations
(unaudited)

Retail Properties(1)
Available	—	64,282	7.8%	$—	—%	$—
Signed leases not commenced	4	38,553	4.7%	—	—%	—
1Q 2026(5)	—	—	—%	—	—%	—
2Q 2026	—	—	—%	—	—%	—
3Q 2026	2	11,160	1.4%	752,817	0.7%	67.46
4Q 2026(7)	1	353	0.1%	—	—%	—
Total 2026	3	11,513	1.5%	752,817	0.7%	65.39
1Q 2027	2	11,020	1.3%	1,516,757	1.3%	137.64
2Q 2027	1	3,173	0.4%	1,189,875	1.0%	375.00
3Q 2027	—	—	—%	—	—%	—
4Q 2027	1	287	0.1%	57,203	0.1%	199.31
Total 2027	4	14,480	1.8%	2,763,835	2.4%	190.87
2028	4	11,410	1.4%	1,799,578	1.6%	157.72
2029	13	126,456	15.4%	25,037,010	22.0%	197.99
2030	11	30,468	3.7%	7,311,133	6.4%	239.96
2031	11	74,714	9.1%	16,021,348	14.1%	214.44
2032	6	37,323	4.6%	3,797,542	3.3%	101.75
2033	15	58,915	7.2%	11,079,970	9.7%	188.07
2034	8	40,088	4.9%	11,051,651	9.7%	275.68
2035	5	9,249	1.1%	1,507,313	1.3%	162.97
2036	7	75,757	9.2%	4,999,299	4.4%	65.99
Thereafter	14	226,602	27.6%	27,646,208	24.4%	122.00
Total retail properties	105	819,810	100.0%	$113,767,704	100.0%	$158.68
Notes:
(1) Includes in-place leases at 130 Mercer Street which was acquired in December 2025 and will be redeveloped.
(2) If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(3) Excludes (i) 174,578 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 85,334 square feet of space attributable to the Company's Observatory, and (iii) square footage related to the Company's residential units.
(4) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5) Represents leases that are included in occupancy as of March 31, 2026 and expire on March 31, 2026.
(6) Excludes (i) retail space in the Manhattan office and (ii) the Empire State Building broadcasting licenses and Observatory operations.
(7) Includes a percentage rent lease with no annualized rent.

First Quarter 2026
20 Largest Tenants and Portfolio Tenant Diversification by Industry
(unaudited)

20 Largest Tenants(1)		Property	Lease Expiration(2)	Weighted Average Remaining Lease Term(3)	Total Occupied Square Feet(4)	Percent of Portfolio Rentable Square Feet(5)	Annualized Rent(6)	Percent of Portfolio Annualized Rent(7)
1.	LinkedIn(8)	Empire State Building	Apr. 2026 - Aug. 2036	9.7 years	423,544	4.89%	$34,439,476	5.88%
2.	Flagstar Bank	1400 Broadway	Aug. 2039	13.4 years	313,109	3.62%	19,845,211	3.39%
3.	Scholastic Inc.	130 Mercer	Dec. 2040	14.8 years	221,952	2.56%	18,208,375	3.11%
4.	Sephora USA, Inc.	112 West 34th Street, 130 Mercer	Jan. 2029 - Jan. 2034	4.8 years	21,834	0.25%	16,975,537	2.90%
5.	Centric Brands Inc.	Empire State Building	Oct. 2028	2.6 years	252,929	2.92%	14,852,143	2.54%
6.	Institutional Capital Network, Inc.	One Grand Central Place	Dec. 2041	15.8 years	154,050	1.78%	11,212,343	1.92%
7.	Burlington Merchandising Corporation	1400 Broadway	Dec. 2042	16.8 years	170,763	1.97%	10,880,524	1.86%
8.	PVH Corp(9)	501 Seventh Avenue	Jun. 2026 - Oct. 2028	2.4 years	186,721	2.16%	10,813,298	1.85%
9.	Macy's	111 West 33rd Street	May 2030	4.2 years	131,117	1.51%	9,774,137	1.67%
10.	Coty Inc.	Empire State Building	Jan. 2030	3.8 years	157,892	1.82%	9,695,067	1.66%
11.	Target Corporation	112 West 34th St., 10 Union Square East	Jan. 2038	11.8 years	81,340	0.94%	9,629,963	1.64%
12.	Li & Fung(10)	1359 Broadway, ESB	Oct. 2027 - Oct. 2028	2.3 years	149,061	1.72%	9,049,465	1.55%
13.	Foot Locker, Inc.	112 West 34th Street	Sep. 2031	5.5 years	34,192	0.40%	8,630,727	1.47%
14.	URBAN OUTFITTERS	1333 Broadway	Sep. 2029	3.5 years	56,730	0.66%	8,489,236	1.45%
15.	Shutterstock, Inc.	Empire State Building	Apr. 2029	3.1 years	108,937	1.26%	7,840,724	1.34%
16.	HNTB Corporation(11)	Empire State Building	Jun. 2027 - Sep. 2034	7.9 years	86,211	1.00%	7,671,996	1.31%
17.	Fragomen	1400 Broadway	Feb. 2035	8.9 years	107,680	1.24%	7,186,662	1.23%
18.	The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	3.7 years	86,492	1.00%	6,669,977	1.14%
19.	ASCAP	250 West 57th Street	Aug. 2034	8.4 years	87,943	1.02%	6,277,484	1.07%
20.	Kohl's	1400 Broadway	May 2029	3.2 years	91,775	1.06%	5,279,222	0.90%
	Total				2,924,272	33.78%	$233,421,567	39.88%

Portfolio Tenant Diversification by Industry (based on annualized rent)(1)

Finance, insurance, real estate 12.9%
Professional services 9.3%
Retail 19.4%
Technology, media and advertising 16.7%
Legal services 5.9%
Non-profit 4.4%
Arts & entertainment 3.2%
Government entity 0.9%
Broadcast 1.0%
Healthcare 2.1%
Other 5.6%
Consumer goods 18.6%

Notes:
(1) Includes in-place leases at 130 Mercer Street which was acquired in December 2025 and will be redeveloped.
(2) Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(3) Represents the weighted average lease term based on annualized rent.
(4) Based on leases signed and commenced as of March 31, 2026.
(5) Represents the percentage of rentable square feet of the Company's office and retail portfolios in the aggregate.
(6) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(7) Represents the percentage of annualized rent of the Company's office and retail portfolios in the aggregate.
(8) Includes 40,781 square feet of expiries by December 31, 2027, none of which has been re-leased as of March 31, 2026.
(9) Includes 14,717 square feet of expiries by December 31, 2027, which has been re-leased.
(10) Includes 45,598 square feet of expiries at 1359 Broadway by December 31, 2027, of which 24,212 square feet has been re-leased.
(11) Includes 7,850 square feet of expiries by December 31, 2027, none of which has been re-leased as of March 31, 2026.

First Quarter 2026
Incremental Cash Rent Contributing to Cash NOI, Capital Expenditures and Redevelopment Program
(unaudited and dollars in thousands)

Incremental Cash Rent Contributing to Cash NOI in the Following Years From Burn-off of Free Rent and Signed Leases not Commenced (1)

	Square	Incremental Annual	Incremental Cash Rent(2) Contributing to Cash NOI in the Following Years
Expected Cash Commencement	Feet	Cash Rent	2026	2027	2028	2029	2030
Second quarter 2026	248,793	$17,028	$11,014	$16,899	$16,677	$16,629	$16,629
Third quarter 2026	179,932	11,974	5,446	11,974	11,923	11,821	11,821
Fourth quarter 2026	233,787	15,862	1,802	15,862	15,862	15,862	15,862
First quarter 2027	70,655	5,602	—	4,866	5,602	5,602	5,602
Second quarter 2027	51,726	2,951	—	2,224	2,951	2,951	2,978
Third quarter 2027	204,116	16,873	—	6,380	16,873	16,873	16,873
Fourth quarter 2027	45,512	3,985	—	655	3,985	3,985	3,985
First quarter 2028	9,030	677	—	—	568	677	677
Second quarter 2028	99,613	3,109	—	—	2,141	3,109	3,109
	1,143,164	$78,061	$18,262	$58,860	$76,582	$77,509	$77,536

	Initial Annual	Incremental Annual	Incremental Cash Rent(2) Contributing to Cash NOI in the Following Years
1Q 2026	Cash Rent	Cash Rent	2026	2027	2028	2029	2030
Commenced leases in free rent period	$45,969	$43,849	$17,534	$43,027	$43,338	$43,298	$43,298
Signed leases not commenced	39,474	34,212	728	15,833	33,244	34,211	34,238
	$85,443	$78,061	$18,262	$58,860	$76,582	$77,509	$77,536

	Three Months Ended
Capital expenditures	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Tenant improvements - first generation	$138	$—	$29	$39	$174
Tenant improvements - second generation	13,159	21,406	15,979	36,890	39,304
Leasing commissions - first generation	—	1,387	—	—	—
Leasing commissions - second generation	3,722	8,730	3,144	7,605	7,629
Building improvements - first generation	2,507	2,556	1,094	236	—
Building improvements - second generation	4,765	4,704	5,571	7,868	5,770
Non-recurring capital improvements	3,102	8,499	14,495	8,934	2,910
Total	$27,393	$47,282	$40,312	$61,572	$55,787
Notes:
(1) Reflects contractual cash rent assumptions based on in-place leases and do not represent guidance or projections of future financial performance.
(2) Reflects initial annual cash rent less annual cash rent from existing tenant in the space.

First Quarter 2026
Observatory Summary
(unaudited and dollars in thousands)

	Twelve Months to Date	Three Months Ended
Observatory NOI		March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Observatory revenue (1)	$123,678	$18,510	$35,232	$36,037	$33,899	$23,161
Observatory expenses	37,987	7,868	10,787	9,510	9,822	8,118
NOI	85,691	10,642	24,445	26,527	24,077	15,043
Intercompany rent expense (2)	73,967	12,821	20,295	20,185	20,666	15,160
NOI after intercompany rent	$11,724	$(2,179)	$4,150	$6,342	$3,411	$(117)

Observatory Metrics
Number of visitors (3)		350,000	618,000	648,000	629,000	428,000
Change in visitors year-over-year		(18.2)%	(13.9)%	(10.9)%	(2.9)%	(11.8)%
Number of bad weather days ("BWD") (4)		15	15	6	21	13
Notes:
(1) Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, the fixed license fee was $970, $1,904, $1,904, $1,904 and $1,904, respectively.
(2) The Observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3) Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4) The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.

First Quarter 2026
Debt Summary
(unaudited and dollars in thousands)

	March 31, 2026
		Weighted Average
Debt Summary	Balance	Interest Rate (1)	Maturity (Years)
Mortgage debt	$631,550	3.84%	5.9
Senior unsecured notes	1,275,000	4.86%	4.5
Unsecured term loan facilities (2)	340,000	4.54%	4.3
Unsecured revolving credit facility (3)	50,000	4.91%	2.9
Total fixed rate debt	2,296,550	4.53%	4.8
Unsecured term loan facilities (4)	—	—	—
Unsecured revolving credit facility (3)	40,000	5.14%	2.9
Total variable rate debt	40,000	5.14%	2.9
Total debt	2,336,550	4.54%	4.8
Deferred financing costs, net	(12,070)
Debt discount	(5,207)
Total	$2,319,273

Available Capacity	Facility	Outstanding at March 31, 2026	Letters of Credit	Available Capacity
Unsecured revolving credit facility (5)	$620,000	$90,000	$—	$530,000

Covenant Summary	Required	Current Quarter	In Compliance
Maximum Total Leverage (6)	< 60%	36.3%	Yes
Maximum Secured Leverage (7)	< 40%	10.1%	Yes
Minimum Fixed Charge Coverage	> 1.50x	2.8x	Yes
Minimum Unencumbered Interest Coverage	> 1.75x	3.8x	Yes
Maximum Unsecured Leverage (8)	< 60%	35.0%	Yes
Notes:
(1) These reflect the weighted average interest rates comprised of either the fixed coupon of the debt, including the effect of applicable treasury locks, the rates which are fixed under variable to fixed interest rate swap agreements, or the current variable rate of the revolving credit facility.
(2) SOFR is fixed at 2.56% for $175 million through December 31, 2026 and at 3.01% thereafter through maturity. In addition, SOFR is fixed at 3.31%, 3.23% and 3.25% for $95 million, $35 million and $35 million, respectively, through maturity.
(3) SOFR is fixed at 3.40% for $50 million through December 31, 2026.
(4) As of March 31, 2026, each of our unsecured term loan facilities is fixed under variable to fixed interest rate swap agreements.
(5) This unsecured revolving credit facility matures in March 2029, inclusive of two additional six-month extension options.
(6) Represents the ratio of total indebtedness to total asset value as determined in accordance with the credit facility agreement.
(7) Represents the ratio of secured indebtedness to total asset value as determined in accordance with the credit facility agreement.
(8) Represents the ratio of unsecured indebtedness to unencumbered asset value as determined in accordance with the credit facility agreement.

First Quarter 2026
Debt Detail
(unaudited and dollars in thousands)

	Stated Interest Rate (%)	Principal Balance	Maturity Date	Amortization
1542 Third Avenue	4.29%	$30,000	5/1/2027	Interest only
1010 Third Avenue & 77 West 55th St.	4.01%	32,860	1/5/2028	30 years
250 West 57th Street	2.83%	180,000	12/1/2030	Interest only
1333 Broadway	4.21%	160,000	2/5/2033	Interest only
10 Union Square East (1)	5.33%	53,500	4/1/2036	Interest only
345 East 94th Street - Series A	70% of SOFR plus 0.95%	43,600	11/1/2030	Interest only
345 East 94th Street - Series B	SOFR plus 2.24%	5,496	11/1/2030	30 years
561 10th Avenue - Series A	70% of SOFR plus 1.07%	114,500	11/1/2033	Interest only
561 10th Avenue - Series B	SOFR plus 2.45%	11,594	11/1/2033	30 years
Total fixed rate mortgage debt		631,550

Unsecured revolving credit facility	SOFR plus 1.40%	90,000	3/8/2029	Interest only
Unsecured term loan facility	SOFR plus 1.60%	95,000	3/8/2029	Interest only
Unsecured term loan facility	SOFR plus 1.60%	245,000	1/15/2031	Interest only
Senior unsecured notes:
Series B	4.09%	125,000	3/27/2027	Interest only
Series D	4.08%	115,000	1/22/2028	Interest only
Series I	7.20%	155,000	6/17/2029	Interest only
Series E	4.26%	160,000	3/22/2030	Interest only
Series C	4.18%	125,000	3/27/2030	Interest only
Series L	5.47%	175,000	1/7/2031	Interest only
Series J	7.32%	45,000	6/17/2031	Interest only
Series G	3.61%	100,000	3/17/2032	Interest only
Series F	4.44%	175,000	3/22/2033	Interest only
Series K	7.41%	25,000	6/17/2034	Interest only
Series H	3.73%	75,000	3/17/2035	Interest only
Total / weighted average debt	4.54%	2,336,550
Deferred financing costs, net		(12,070)
Debt discount		(5,207)
Total		$2,319,273

Notes:
(1) Without the effect of the treasury locks executed in connection with the refinancing of the mortgage, the stated rate is 5.59%.

First Quarter 2026
Debt Maturities and Ground Lease Commitments
(unaudited and dollars in thousands)

Year	Maturities (1)	Amortization	Total	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2026	$—	$2,997	$2,997	0.1%	—%
2027	155,000	4,276	159,276	6.8%	4.13%
2028	146,091	3,555	149,646	6.4%	4.06%
2029	340,000	3,890	343,890	14.7%	6.01%
2030	508,600	4,511	513,111	22.0%	3.71%
2031	465,000	3,283	468,283	20.0%	5.06%
2032	100,000	3,591	103,591	4.4%	3.61%
2033	439,007	3,249	442,256	19.0%	4.23%
2034	25,000	—	25,000	1.1%	7.41%
2035	75,000	—	75,000	3.2%	3.73%
2036	53,500	—	53,500	2.3%	5.33%
Total debt	$2,307,198	$29,352	2,336,550	100.0%	4.54%
Deferred financing costs, net			(12,070)
Debt discount			(5,207)
Total			$2,319,273

Ground Lease Commitments (2)
Year	1350 Broadway (3)	1400 Broadway (4)	111 West 33rd Street (5)	Total
2026	$70	$506	$551	$1,127
2027	72	675	735	1,482
2028	72	675	735	1,482
2029	72	675	735	1,482
2030	72	675	735	1,482
Thereafter	1,410	22,275	34,116	57,801
	$1,768	$25,481	$37,607	$64,856
Notes:
(1) Assumes extension options are exercised for the term loans and revolving credit facility.
(2) There are no fair value market resets, no step-ups, and no escalations in the three ground lease commitments.
(3) Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 24 years.
(4) Expires December 31, 2063 with a remaining term, including unilateral extension rights available to the Company, of approximately 38 years.
(5) Expires June 10, 2077 with a remaining term, including unilateral extension rights available to the Company, of approximately 51 years.